PRE-PAID LEGAL SERVICES, INC.
                                321 East Main Street
                                    P 0. Box 145
                                Ada, Oklahoma 74820


                       NOTICE OF ANNUAL SHAREHOLDERS MEETING


TO THE HOLDERS OF SHARES OF COMMON STOCK:

          The Annual Meeting of shareholders of PRE-PAID LEGAL SERVICES, INC. ("PRE-PAID") will be held in the Liberty Room of PRE-PAID located at 321 East Main Street in Ada, Oklahoma, on Friday, June 2, 1995, at 10:00 a.m., local time, for the following purposes:

          1.      To elect two members to PRE-PAID's Board of Directors.

          2. To transact such other business as may properly be brought before the Annual Meeting or any adjournment thereof.

          The Annual Meeting may be recessed from time to time and, at any reconvened meeting, action with respect to the matters specified in this notice may be taken without further notice to shareholders unless required by the bylaws.

          Shareholders of record of Common Stock at the close of business on April 14, 1995, are entitled to notice of, and to vote on all matters at, the Annual Meeting. A list of all shareholders will be available for inspection at the Annual Meeting and, during normal business hours the ten days prior thereto, at the offices of PRE-PAID, 321 East Main Street, Ada, Oklahoma.

                                   BY ORDER OF THE BOARD OF DIRECTORS

                                   Kathryn Walden, Secretary

DATE:     April 28, 1995


Please Sign The Enclosed Form Of Proxy And Return It Promptly In The Envelope Enclosed For That Purpose. You May Nevertheless Vote In Person If You Do Attend The Meeting.

                                PROXY STATEMENT
                         PRE-PAID LEGAL SERVICES, INC.
                              321 East Main Street
                                 P. 0. Box 145
                              Ada, Oklahoma 74820


                      1995 ANNUAL MEETING OF SHAREHOLDERS


         The following information is furnished in connection with the 1995 Annual Meeting of Shareholders of PRE-PAID LEGAL SERVICES, INC. ("PRE-PAID") to be held in the Liberty Room of PRE-PAID located at 321 East Main Street in Ada, Oklahoma, on Friday, June 2, 1995 at 10:00 a.m., local time. This Proxy Statement and accompanying materials will be mailed on or about April 28, 1995 to holders of record of Common Stock as of the record date.

         The record date for determining shareholders entitled to notice of the Annual Meeting and to vote has been established as the close of business on April 14, 1995. On that date, PRE-PAID had 17,986,801 shares of Common Stock, par value $.01 per share, outstanding and eligible to vote, exclusive of treasury stock. Holders of record of PRE-PAID's Common Stock on the record date will be entitled to one vote for each share held on all matters properly brought before the Annual Meeting.

         The enclosed Proxy is being solicited by the Board of Directors of PRE-PAID. All costs of soliciting proxies for the Annual Meeting will be borne by PRE-PAID. In addition to use of the mails, proxies may be solicited by personal interview, telephone and telecopy, and by banks, brokerage houses and other institutions. PRE-PAID shall, upon request, reimburse banks, brokerage houses, other institutions, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to beneficial owners.

         Any shareholder returning the accompanying proxy may revoke such proxy at any time prior to its exercise by (a) giving written notice to PRE-PAID of such revocation, (b) voting in person at the Annual Meeting, or (c) executing and delivering to PRE-PAID a later dated proxy. Written revocations and later dated proxies should be sent to PRE-PAID LEGAL SERVICES, INC., P. 0. Box 145, Ada, Oklahoma 74820, Attention: Kathryn Walden, Secretary.

                                  PROPOSAL ONE
                             ELECTION OF DIRECTORS

          The Board of Directors consists of seven members and is divided into three classes as nearly equal in size as possible, with the term of office of one class expiring each year. The Board of Directors has nominated and proposes that Randy Harp and Peter K. Grunebaum, whose terms as directors expire as of the Annual Meeting, be re-elected for three-year terms as directors.

          The election of Directors will require the affirmative vote of a plurality of the shares of Common Stock voting in person or by proxy at the Annual Meeting. All proxies received by the Board of Directors of PRE-PAID will be voted, in the absence of instructions to the contrary, FOR the re-election of Randy Harp and Peter K. Grunebaum to the Board of Directors.

          Should the nominees for re-election to the Board of Directors be unable to serve for any reason, the Board of Directors may, unless the Board by resolution provides for a lesser number of Directors, designate substitute nominees in which event all proxies received without instructions will be voted for the election of such substitute nominees. However, to the best knowledge of the Board of Directors of PRE-PAID, the named nominees will serve if elected.

          The Board of Directors recommends that the shareholders vote "FOR" the re-election of Mr. Harp and Mr. Grunebaum to the Board of Directors.

          The following is certain information about each director of PRE-PAID:


                    Name                Age     Director Since      Term Expires
- ----------------------------------      --      --------------      ------------
Harland C. Stonecipher ...........      56                1976              1996
Wilburn L. Smith .................      54                1993              1996
Jack Mildren .....................      45                1995              1996
Peter K. Grunebaum ...............      61                1980              1995
Randy Harp .......................      39                1990              1995
Charles H. Walls .................      63                1993              1997
Kathleen S. Pinson ...............      42                1990              1997

Harland C. Stonecipher
         Mr. Stonecipher has been the Chairman of the Board of Directors and Chief Executive Officer of PRE-PAID since its organization in 1976 and, prior to 1984 and since May 1987 through January, 1995, has been its President (except for the period from May 1989 to March 1990). Mr. Stonecipher also serves as an executive officer of various subsidiaries of PRE-PAID. Mr. Stonecipher is employed pursuant to an employment agreement which, unless sooner terminated, expires on June 30, 2003, with PRE-PAID retaining the right to extend the agreement for up to ten additional years.

Wilburn L. Smith
         Mr. Smith was named Vice President of Marketing and Agency Director in July 1991. Mr. Smith has been active in the marketing division of PRE-PAID since 1980.

Jack Mildren
         Mr. Mildren was named President of the Company on January 23, 1995. Mr. Mildren was the Lieutenant Governor of the State of Oklahoma from 1991 until January 1995. Mr. Mildren is employed pursuant to an employment agreement which, unless sooner terminated, expires on January 22, 1996.

Peter K. Grunebaum
         Mr. Grunebaum is currently Director of Corporate Finance, ICA International, an investment firm headquartered in New York, New York. He was affiliated with Rauscher, Pierce, Refsnes, Inc. in the corporate finance department in New York from March 1988 to April 1989. From June 1985 until March 1988, Mr. Grunebaum was Senior Vice President - Corporate Finance of Moseley Securities, Inc., New York. Mr. Grunebaum's term as a director expires at the Annual Meeting and he has been nominated for reelection as a director.

Randy Harp
         Mr. Harp was named Chief Financial Officer in March 1990. From 1983 to July 1991, Mr. Harp was the president, treasurer, chief financial officer and a director of Ratex Resources Incorporated, a small publicly-held oil and gas exploration company in Oklahoma City, Oklahoma. Mr. Harp is a Certified Public Accountant. Mr. Harp's term as a director expires at the Annual Meeting and he has been nominated for reelection as a director.

Charles H. Walls
         Mr. Walls was a principal and teacher in the Rattan, Oklahoma Public School system from 1980 until his retirement in May 1992. Previously, Mr. Walls served as a Senior Vice President of Paramount Life Insurance Company of Little Rock, Arkansas.

Kathleen S. Pinson
         Ms. Pinson was named Controller of PRE-PAID in May 1989 and has been a Vice President of PRE-PAID since June 1982. Ms. Pinson has been employed by PRE-PAID since 1979 and has been the chief accounting officer since 1982. Ms. Pinson is a Certified Public Accountant.

         No family relationships exist among executive officers and directors of PRE-PAID.

         The Board of Directors held five meetings during the year ended December 31, 1994. Directors who are also employees of PRE-PAID or its subsidiaries receive no additional compensation for their services as directors. Non-employee directors of PRE-PAID receive per meeting $500 and options to purchase 2,500 shares of PRE-PAID's Common Stock at the closing price on the day of each meeting as quoted by the American Stock Exchange. All directors attended at least 75% of the meetings of the full Board and the committees on which they serve.

         The Board of Directors has established an Executive Committee consisting of Messrs. Stonecipher, Harp and Grunebaum, a Stock Option Committee consisting of Messrs. Stonecipher and Grunebaum, and an Audit Committee, of which Mr. Grunebaum is presently the sole member. The Executive Committee may exercise all of the powers of the Board of Directors, except to the extent limited by law. The Stock Option Committee administers PRE-PAID's Stock Option Plan. The Audit Committee makes recommendations to the Board of Directors concerning the selection of and oversees PRE-PAID's independent auditors and reviews with the independent auditors the scope and results of the annual audit. The Audit Committee also monitors internal control policies. The Audit Committee held three meetings during 1994. The Board of Directors does not have standing nominating or compensation committees.

                                     VOTING

         Directors will be elected by a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting. Any other matters properly brought before the Annual Meeting will be decided by a majority of the votes cast on the matter, unless otherwise required by law.

         Shares represented by proxies which are marked "withhold authority" with respect to the election of any one or more nominee for election as director will be counted for purposes of determining the number of shares represented by proxy at the Annual Meeting. However, because directors are elected by a plurality rather than a majority of the shares present in person or represented by proxy at the Annual Meeting, proxies marked "withhold authority" with respect to any one or more nominee will not affect the outcome of the nominee's election unless the nominee receives no affirmative votes or unless other candidates are nominated for election as directors.

                         INDEPENDENT PUBLIC ACCOUNTANTS

         On August 9, 1994, PRE-PAID dismissed Price Waterhouse LLP as its independent accountants. The reports of Price Waterhouse LLP with respect to PRE-PAID's financial statements for the fiscal years ended December 31, 1992 and December 31, 1993 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle. The Audit Committee participated in and approved the decision to change independent accountants.

         During the fiscal years ended December 31, 1992 and December 31, 1993 and through August 9, 1994, there were no disagreements with Price Waterhouse LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Price Waterhouse LLP would have caused them to make reference thereto in their reports on the financial statements of PRE-PAID.

         PRE-PAID engaged Deloitte & Touche LLP as its new independent accountants as of September 1, 1994. Deloitte & Touche LLP served as PRE-PAID's independent accountants for the fiscal year ended December 31, 1994 and has been appointed by the Board of Directors of PRE-PAID as independent auditors for PRE-PAID and its subsidiaries for 1995. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting, with the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

                                 ANNUAL REPORT

         PRE-PAID's Annual Report to shareholders, covering the fiscal year ended December 31, 1994, including audited financial statements, accompanies this Proxy Statement. Except as otherwise indicated herein, the Annual Report is not incorporated by reference into this Proxy Statement or deemed to be a part of the materials for the solicitation of proxies.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         Certain information required to be included herein pursuant to Items 6 through 8 of Schedule 14A under the Securities Exchange Act of 1934 with respect to the security ownership of certain beneficial owners and management, the compensation of PRE-PAID's executive officers, and certain transactions between PRE-PAID and its executive officers or directors is incorporated herein by reference to Items 9 through 12 of PRE-PAID's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1994 contained in the Annual Report to Shareholders which accompanies this Proxy Statement.

                           PROPOSALS OF SHAREHOLDERS

         The Board of Directors of PRE-PAID will consider proposals of shareholders intended to be presented for action at the 1996 Annual Meeting of Shareholders. According to the rules of the Securities and Exchange Commission, for a shareholder proposal to be included in PRE-PAID's proxy statement relating to the 1996 Annual Meeting, a written proposal complying with the requirements established by the Securities and Exchange Commission must be received at PRE-PAID's principal executive offices, P. O. Box 145, Ada, Oklahoma 74821-0145, no later than December 31, 1995.

                                 OTHER MATTERS

         The Board of Directors of PRE-PAID does not know of any other matters to be presented for actions at the Meeting other than those listed in the Notice of Meeting and referred to herein. If any other matters properly come before the Meeting or any adjournment thereof, it is intended that the proxy solicited hereby be voted in respect thereof, in accordance with the recommendations of the Board of Directors of PRE-PAID.